Exhibit 10.2
ASSIGNMENT OF LEASE AND CONSENT
THIS ASSIGNMENT OF LEASE AND CONSENT (“Assignment”) is made and entered into effective as of April 28, 2009 (the “Effective Date”), between OCB LLC, a California limited liability company (“Assignee”), AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (“Assignor”), SUMO HOLDINGS IRVINE, LLC, a California limited liability company (“Lessor”).
RECITALS
A. Lessor and Assignor, as lessee, entered into that certain Lease that commenced April 1, 1999, as amended by that certain Amendment to Lease effective as of August 2, 2005 (collectively, the “Lease”), pursuant to which Assignor has leased those certain premises located at 17721 Mitchell North, Irvine, California 91714, as more particularly set forth in the Lease.
B. Assignor desires to assign to Assignee, as of the Effective Date, all of its right, title and interest in and to the Lease and Lessor agrees to consent to the proposed assignment on the conditions set forth in this Assignment.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and of the covenants set forth below, the parties hereto agree as follows:
1. Assignment and Assumption. As of the Effective Date, Assignor assigns and transfers to Assignee all of its right, title and interest in and to the Lease, including, without limitation, all rights to security and other deposits associated with the Lease, and Assignee hereby accepts the assignment and assumes and agrees to perform on and after the Effective Date all of the obligations of the Assignor under the Lease, including, without limitation, payment of all rent and other charges due under the Lease after the Effective Date.
2. Indemnification. Assignee shall indemnify, defend and hold harmless Assignor from and against all liabilities arising under the Lease after the Effective Date. Assignor shall indemnify, defend and hold harmless Assignee from and against all liabilities arising under the Lease prior to the Effective Date.
3. Lessor’s Consent. Lessor consents to such assignment without waiver of the restrictions, if any, under the Lease, concerning further assignment, and Lessor hereby agrees to accept, on and after the Effective Date, the performance by Assignee of all obligations of Assignor under the Lease as though Assignee was the originally named lessee under the Lease.
4. Amendment of Lease. Lessor and Assignee may enter into amendments of the Lease without Assignor’s consent.

5. Miscellaneous.
A. Attorneys’ Fees. If any party hereto commences an action against any of the parties arising out of or in connection with this Assignment, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs of suit.
B. Notice. Any notice, demand, request, consent, approval or communication that any party hereto desires or is required to give to another party or any other person shall be in writing and shall be served in the manner required under the Lease. Any notice, demand, request, consent, approval or communication that any party desires or is required to give to another party under this Assignment shall be addressed to the other parties at the addresses set forth below. Any party may change its address by notifying the party of the change of address:

If to Assignor:	American Reprographics Company, L.L.C.
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Attn: Legal Department

If to Assignee:	OCB LLC
17721 Mitchell North
Irvine, CA 91714
Attn: ____________________

With a copy (which shall
not constitute notice) to:	American Reprographics Company
1981 North Broadway, Suite 385
Walnut Creek, California 94596
Attention: Legal Department

If to Lessor:	SUMO Holdings Irvine, LLC
1981 North Broadway, Suite 385
Walnut Creek, California 94596
Attention: Niro Perera
C. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of California.
D. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
[Signature Page Follows]
Assignment of Lease and Consent

IN WITNESS WHEREOF, the parties, having read and considered the above provisions, indicate their agreement by their authorized signatures below:

ASSIGNOR: AMERICAN REPROGRAPHICS COMPANY, L.L.C. a California limited liability company
By:	/s/ Jonathan R. Mather
	Name:	Jonathan R. Mather
Its: Chief Financial Officer

ASSIGNEE: OCB LLC a California limited liability company
By:	/s/ Jonathan R. Mather
	Name:	Jonathan R. Mather
Its: Chief Financial Officer

LESSOR: SUMO HOLDINGS IRVINE, LLC a California limited liability company
By:	/s/ Kumarakulasingam Suriyakumar
	Name:	Kumarakulasingam Suriyakumar
Its: Managing Director
Assignment of Lease and Consent

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